EXHIBIT 10.4

AMENDMENT NO. 1 TO THE VOTING TRUST AGREEMENT

(WODH)

THIS AMENDMENT NO. 1 TO THE VOTING TRUST AGREEMENT (this "Amendment") is made as of January 8, 2018, by and between WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc., a Florida corporation (hereinafter referred to as "Company") and EILERS LAW GROUP, PA, Attn: William Robinson Eilers, Esq. (collectively with any and all successors, the “Voting Trustee”), on behalf of the Stockholders, as set forth in the Voting Trust Agreement (the “Original Trust Agreement”), dated March 14, 2017. Company and Trustee are each a “Party”, and collectively referred to as the “Parties” herein.

RECITALS

WHEREAS, on or about March 14, 2017, the Company and WOD Holdings Inc. (“WODH”), Dr. James G. Ricketts, individually, Stephen Antol, individually, Birch First Capital Investments LLC f/k/a Birch First Capital Fund LLC, and Baker & Myers & Associates LLC (each a “Stockholder”, and collectively referred to as the “Stockholders”) and Eilers Law Group, PA (the “Voting Trustee”), executed that certain Voting Trust Agreement (the “Voting Trust Agreement”), pursuant to which the parties agreed to deposit into Trust a certain number of shares of securities issued by the Company (the “Trust Shares”) held by each Stockholder, pursuant to the terms of that certain Definitive Agreement (the “Original Agreement”), dated on even date therewith, as amended, by and between the Company and WODH;

WHEREAS, the Company and WODH entered into that certain Amendment No. 3 to the Original Agreement (the “Amendment No. 3), dated on same date herewith, to further amend and/or restate certain terms of the Original Agreement, Amendment No. 1 and Amendment No. 2, pursuant to the terms set forth in Amendment No. 3, attached hereto as Exhibit A;

WHEREAS, pursuant to Section 5 of the Trust Agreement, title to all Trust Shares deposited into Trust shall be vested in the Voting Trustee and shall be transferred to the Voting Trustee or to its nominee or nominees on the books of the Company, and the Voting Trustee shall possess and be entitled to exercise with respect to the Trustee Shares all voting rights of holders of the Trust Shares of any and every kind and character, including the right to vote such Shares and to take part in or consent in writing or otherwise to any corporate or stockholders’ action, whether ordinary or extraordinary, including:

(a) any amendment of the Certificate of Incorporation or the Bylaws of the Company,

(b) consolidation with or merger into any other corporation,

(c) changes in the number of directors,

(d) increases in the number of, or reclassification of, shares of the Company’s stock, and

(e) the dissolution of the Company,

all upon such terms and conditions and under such circumstances as the Voting Trustee may from time to time determine in its sole discretion, so as long as such powers do not circumvent or void the effectiveness of any and all agreements executed by Company as of the date of this Agreement or during the time in which this Agreement is in effect (e.g. advisory and management, shareholder and/or subscription agreements, etc.). It is expressly understood and agreed none of the holders of Voting Trust Certificates shall have any right, either under such Voting Trust Certificates or under this Agreement, or under any agreement express or implied, or otherwise, to vote any of the Trust Shares or to take part in or consent to any corporate or stockholders’ action requiring such vote.

1

WHEREAS, the Parties hereto wish to further amend certain provisions of the Original Trust Agreement to reflect certain changes in Trust Shares related to WODH, as a Stockholder of the Original Trust Agreement, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties to this Amendment agree as follows:

1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein, shall have the meaning ascribed to them in the Original Trust Agreement, as applicable.

2. Effective Date. The Effective Date of this Amendment shall be retroactive as of the Original Effective Date, with the same full force and effect of the Original Trust Agreement.

3. Amendment to Section 1 of the Original Trust Agreement. The second paragraph of Section 1 (Deposit) to the Original Trust Agreement is amended and restated as follows:

“Pursuant to the terms of that certain Definitive Agreement (the “Definitive Agreement”), dated August 26, 2016, as amended, attached hereto as Exhibit D, and Amendment No. 2 to the Definitive Agreement (the “Amendment No. 2”), dated February 24, 2017, attached hereto as Exhibit E, and Amendment No. 3 to the Definitive Agreement (the “Amendment No. 3”), dated January 8, 2018, attached hereto as Exhibit F, by and between the Company and WOD Holdings Inc., a Delaware corporation (“WODH”), the Company has agreed to issue to and deposit with the Voting Trustee a certain amount of Shares equal to a total of 250,000 shares of Series B Preferred Stock, and 25,000,000 shares of Common Stock, respectively, after the completion by the Company of a reverse split of up to 1:10,000 of its Common Stock, as referenced in the execution of an assignment, in the form of Exhibit A attached hereto, to be held in the Voting Trust for the benefit of WODH (also referred to herein as a “Stockholder”), pursuant to certain terms of the Definitive Agreement, as amended, Amendment No. 2, and Amendment No. 3, and in accordance with the terms of this Agreement.”

2

4. Amendment to Trust Certificate No. 001 of Exhibit B to the Original Trust Agreement. Trust Certificate No. 001 of Exhibit B to the Original Agreement is hereby replaced in its entirety, as set forth in the amended and restated Certificate No. 001, attached hereto as Exhibit B.

5. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Trust Agreement, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Trust Agreement, and this Amendment to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Trust Agreement, and this Amendment shall mean the Original Trust Agreement as amended by this Amendment, and (ii) all references such as “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Trust Agreement, and this Amendment shall mean the Original Trust Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Trust Agreement, and this Amendment, the provisions of this Amendment shall control and be binding.

6. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature Page to Follow on Next Page]

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc.,
A Florida Corporation

By:	/s/ Brenton Mix
Brenton Mix
Chief Executive Officer

VOTING TRUSTEE

EILERS LAW GROUP, PA.,
A Florida corporation

By:	/s/ William Robinson Eilers
William Robinson Eilers, Esq.
President

4

Exhibit A

Amendment No. 3 to Definitive Agreement

(Amendment No. 3)

See Attached.

5

Exhibit B

Amended and Restated Trust Certificate No. 0001

WOD VOTING TRUST CERTIFICATE

March 14, 2017 (as amended)

No. 001

250,000 shares of Series B Preferred Stock, and

25,000,000 shares of Common Stock

THIS VOTING TRUST CERTIFICATE (this “Certificate”) is issued under and pursuant to, its transfer restricted by, and the rights of the holder hereof are subject to and limited by, the terms and conditions of the WOD Voting Trust Agreement (the “Agreement”), dated March 14, 2017, by and among certain holders of shares of the Series B preferred stock, $0.0001 par value per share (“Preferred Stock”) and shares of the common stock, $0.0001 par value per share (“Common Stock”), of WOD RETAIL SOLUTIONS INC. f/k/a Elite Data Services Inc., a Florida corporation (the “Company”), collectively hereinafter referred to as (the “Shares”), and Eilers Law Group, PA, Attn: William Robinson Eilers, Esq., as Voting Trustee (hereinafter referred to collectively with any and all successors as the “Voting Trustee”).

Upon the termination of the Voting Trust as provided in the Agreement, and upon the presentation and surrender of this Certificate, accompanied, if required by the Voting Trustee, by a properly executed transfer thereof to the Voting Trustee, the holder hereof will be entitled to receive, pursuant to the issuance by the Company in the name of the Voting Trustee, as referenced on the books of the Company, after the completion by the Company of a reverse split of up to 1:10,000 of its Common Stock, in accordance with the executed Trust Agreement, a certificate(s) (or book entry) for a total of 250,000 shares of Series B Preferred Stock, and 25,000,000 shares of Common Stock of the Company, respectively (the “Shares”), or such other applicable denomination thereof, pursuant to the terms of the Definitive Agreement, Amendment No. 2, Amendment No. 3, as incorporated by reference in the Trust Agreement, and in the meantime to receive payments equal to the dividends and the other distributions, if any, received by the Voting Trustee with respect to the Shares. The Voting Trustee shall, with respect to the Shares, possess and be entitled to exercise all rights of the holders of Common Stock of any and every kind and character, including the right to vote such Shares and to take part in or consent in writing or otherwise to any corporate or stockholders’ action, whether ordinary or extraordinary, including, but without limiting the generality thereof, each and every matter set forth in the Agreement, all upon such terms and conditions and under such circumstances as the Voting Trustee may from time to time determine in its sole discretion, and to do and perform any other act or thing which the stockholders of the Company are now or may hereafter be entitled to do or perform, it being expressly stipulated that the holder hereof shall have no right, either under this certificate or under the Agreement, or under any agreement express or implied, or otherwise, to vote the Shares or to take part in or consent to any corporate or stockholders’ action requiring such vote.

6

This Certificate is transferable only as provided in the Agreement, a copy of which may be obtained free of charge from the Voting Trustee upon written request, and then only upon the books of the Voting Trustee by the registered holder hereof in person or by attorney, upon surrender hereof properly endorsed. Until so transferred, the Voting Trustee and the Company may treat the registered holder as the owner hereof for all purposes whatsoever.

This certificate is not valid until signed by the Voting Trustee.

IN WITNESS WHEREOF, the Voting Trustee has executed this Voting Trust Certificate as of the date first written above.

VOTING TRUSTEE			STOCKHOLDER(S)

Eilers Law Group, PA,			WOD Holdings Inc.,
a Florida corporation			a Delaware corporation

By:	/s/ William Robinson Eilers	By:	/s/ Taryn Watson
	William Robinson Eilers, Esq.		Taryn Watson
	President		President

Address

720 S. Colorado Blvd., PH North
Denver, CO 80246
Fax: (720) 289-6148
Email: taryn.watson@wodholdings.com

7